Exhibit 10(n)

FIRST AMENDMENT TO COMMERCIAL CONTRACT - IMPROVED PROPERTY

This FIRST AMENDMENT TO COMMERCIAL CONTRACT - IMPROVED PROPERTY (this “Amendment”) is made as of May 6, 2003 by and between Haggar Clothing Co. (“Seller”) and PPM Specialists, Ltd. (“Buyer”).

R E C I T A L S:

A.                                   Seller and Buyer entered into that certain Commercial Contract - Improved Property (the “Contract”) dated February 14, 2003 pertaining to certain property located at 6113 Lemmon Avenue, Dallas, Texas (the “Property”).

B.                                     Buyer desires to conduct certain testing of the Property for the presence of asbestos and asbestos containing materials.

C.                                     Seller and Buyer have agreed to modify the Contract to set forth the obligations of the parties in connection with the asbestos testing.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.                                       Capitalized terms not otherwise defined herein shall have the meaning assigned such terms in the Contract.

2.                                       The next to the last sentence of Section 7B(2)(d) of the Contract (which sentence begins “Notwithstanding the foregoing”) is deleted in its entirety.

3.                                       The following are added as Sections 7B(2)(e) and (f) to the Contract:

(e)                                  Notwithstanding the foregoing, Buyer’s indemnification obligations under this Section 7B(2) shall not extend to or cover any claims, liabilities, causes of action or expense arising out of the discovery of hazardous substances or materials, nor shall it cover any diminution in the value of the Property as a consequence of the results revealed by the Buyer’s tests and inspections.

(f)                                    The following agreements shall apply to any sampling or testing of the Property for asbestos or asbestos containing materials (collectively, “Asbestos”) conducted on the Property by Buyer or its agents (“Asbestos Testing”):

(i)                                     Buyer agrees to (x) conduct and perform all Asbestos Testing in complete compliance with all applicable laws and regulations and (y) take prudent steps to protect Seller’s employees during Buyer’s activities on the Property. Prior to commencement of the Asbestos Testing, Buyer will obtain all permits, licenses, and authorizations that may be required for the Asbestos Testing to be performed.

(ii)                                  Buyer shall be responsible for the proper and lawful disposal of all samples and other materials generated by Buyer from the Property as a result of the Asbestos Testing. Buyer shall remove and clean up any Asbestos released at the Property, including inside any buildings or structures, and Buyer, not Seller, will be identified as the generator on any hazardous waste or similar manifests or shipment and disposal documents for any such materials generated by Buyer.

(iii)                               Buyer shall enter the Property and perform the Asbestos Testing at its own risk, subject to all existing surface and subsurface conditions and any conditions in any buildings or structures on the Property. Buyer is solely responsible for all costs and expenses incurred in performing the Asbestos Testing. In furtherance but not limitation of the indemnity set forth above. Buyer agrees to indemnify, defend and hold harmless Seller from and against any and all claims of third parties (including, without limitation, employees of Seller) for injury to persons or damage to their property resulting from the activities of Buyer on the Property in connection with the Asbestos Testing, INCLUDING ANY AND ALL CLAIMS, LIABILITIES AND DAMAGES ARISING AS A RESULT OF STRICT LIABILITY.

(iv)                              The term Buyer as used in this Section 7B(2)(f) includes Buyer and any consultants, agents and engineers performing the Asbestos Testing on behalf of Buyer.

(v)                                 All of the Asbestos Testing shall be conducted in a timely manner after regular business hours of Seller. Seller may have a representative or agent present at all times during performance of the Asbestos Testing. Buyer shall coordinate the timing of the Asbestos Testing with Seller in such regard.

(vi)                              Buyer agrees to repair any physical damage to the buildings or fixtures or personal property in the buildings caused by the Asbestos Testing within ten (10) days after the conclusion of the Asbestos Testing, which repair shall include texturing and repainting of any walls damaged by the Asbestos Testing.

4.                                       The first sentence of Section 9A of the Contract is deleted and the following is substituted in lieu thereof:

The closing of the sale will be on or before July 16, 2003 or within 7 days after objections to title have been cured, whichever is later (the closing date).

5.                                       Notwithstanding anything to the contrary contained in the Contract:

(a)                                  The Seller’s Review Period shall end at 5:00 p.m., C.S.T., on June 2, 2003.

(b)                                 The Inspection Period shall end at 5:00 p.m., C.S.T., on July 2, 2003.

6.                                       Except as expressly amended hereby, the Contract remains unmodified and in full force and effect.

7.                                       This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

HAGGAR CLOTHING CO.

By:	/s/ Frank D. Bracken
	Name:	Frank D. Bracken
	Title:	President & Chief Operating Officer

PPM SPECIALISTS, LTD.

By:	PPM Specialist of Texas, Inc., general partner

By:
Name:
Title: